Calculation of Filing Fee Tables
S-8
Agassi Sports Entertainment Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share	Other	1,500,000	$ 4.60	$ 6,900,000.00	0.0001381	$ 952.89
Total Offering Amounts:						$ 6,900,000.00		$ 952.89
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 952.89
Offering Note
[1]	(1) This Registration Statement on Form S-8 relates to the Agassi Sports Entertainment Corp. 2026 Equity Incentive Plan thereto (the "2026 Plan") of Agassi Sports Entertainment Corp. (the "Registrant" or the "Company"). The offer and sale of an aggregate of 1,500,000 shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock") reserved under the 2026 Plan for future issuance are being registered herein. (2) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions. (3) The Proposed Maximum Offering Price and the Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average of the high ($4.70) and low ($4.50) prices of the Registrant's Common Stock as reported on the OTCQB Market maintained by OTC Markets on April 14, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources